UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

AGRITEK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-1321002	20-848256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Brickell Avenue Suite 500

Miami, Florida 33131

(Address of principal executive offices)

(305) 721-2727

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2019, Agritek Holdings Inc. (the “Company”) issued a press release announcing the departure of Suneil Singh Mundie as President and Chief Executive Officer and a director of the Company and the appointment of Scott Benson as Chief Executive Officer and sole Board Director of the Company. A copy of the press release is filed as Exhibit 99.1 and the resignation of Mr. Mundie filed as Exhibit 10.1 hereto are incorporated herein by reference.

(b)    Effective September 19, 2019, Mr. Mundie resigned from his position as President and Chief Executive Officer and as the sole member of the board of directors of each of Agritek Holdings, Inc., and of certain subsidiaries of the Company.

The Company has agreed, for purposes of Mr. Mundie’s existing Employment Agreement and position as the Company’s sole Director to treat Mr. Mundie’s resignation in the same manner as if he were terminated without “Cause.”

(c)    Effective September 19, 2019, the board of directors (the “Board”) appointed Mr. Scott Benson, as Chief Executive Officer of the Company. Mr. Benson, has extensive experience providing advisory services to the Cannabis industry and has forged relationships with many of the industry's key figures during his time in the sector.

Chief Executive Officer Agreement

In connection with Mr. Benson’s appointment as Chief Executive Officer of the Company and Director, the Company shall enter into a Chief Executive Officer Employment Agreement (the “ CEO Agreement”) with Mr. Benson , dated September 19, 2019, pursuant to which Mr. Benson will serve as Chief Executive Officer and sole Board Director. Mr. Benson’s employment is terminable by him or the Company at any time (for any reason or for no reason).

Pursuant to the CEO Agreement, Mr. will receive an annual base salary of $120,000. In the event that Mr. Benson’s employment is terminated within six months of commencing employment with the Company and such termination is not due to Mr. Benson’s voluntary resignation (other than at the request of the Board or the majority shareholders of the Company), Mr. Benson will be entitled to continued payment of his base salary for the remainder of such six-month period.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
10.1	Press Release, dated September 11th, 2019
99.1	Registration Letter Suneil Singh Mundie dated September 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AGRITEK HOLDINGS, INC.

Date: September 23, 2019	/s/ Scott Benson
Name: Scott Benson
Title: Chief Executive Officer